Exhibit 10.40

AMENDED AND RESTATED INDEMNIFICATION AGREEMENT

THIS AMENDED AND RESTATED INDEMNIFICATION AGREEMENT is made, entered into and effective as of the 1st day of October 2009, by and between EPOCH HOLDING CORPORATION, a Delaware corporation (the "Company"), and the undersigned (the "Indemnitee") and replaces any prior Indemnification Agreement by and among the Company and the Indemnitee.

RECITALS

WHEREAS, the Indemnitee is the _______________ of the Company; and

WHEREAS, the Company and the Indemnitee recognize the continued difficulty in obtaining liability insurance for its directors, officers, employees, agents and fiduciaries, the significant increases in the cost of such insurance and the general reductions in the coverage of such insurance; and

WHEREAS, the Company and the Indemnitee further recognize the substantial increase in corporate litigation in general, subjecting directors, officers, employees, agents and fiduciaries to expensive litigation risks at the same time as the availability and coverage of liability insurance has been severely limited; and

WHEREAS, the Indemnitee does not regard the current protection available as adequate under the present circumstances, and the Indemnitee and other directors, officers, employees, agents and fiduciaries of the Company may not be willing to continue to serve in such capacities without additional protection; and

WHEREAS, the Company desires to attract and retain the services of highly qualified individuals, such as the Indemnitee, to serve the Company and, in part, in order to induce the Indemnitee to continue to provide services to the Company, wishes to provide for the indemnification and advancing of expenses to the Indemnitee to the maximum extent permitted by law;

WHEREAS, Section 145 of the Delaware General Corporation Law (the “Statute”) specifically provides that indemnification provided by the Statute is not exclusive; and

WHEREAS, in view of the considerations set forth above, the Company desires that the Indemnitee be indemnified by the Company to the fullest extent permitted by law as set forth herein;

NOW, THEREFORE, in consideration of the foregoing, the covenants contained herein and the Indemnitee's continued service to the Company, the Company and the Indemnitee, intending to be legally bound, hereby agree as follows:

1. Indemnification.

(a) Indemnification of Expenses.  The Company shall indemnify Indemnitee to the fullest extent permitted by law if Indemnitee is or becomes a party to or witness or other participant in, or is threatened to be made a party to or witness or other participant in, any threatened, pending or completed action, suit, proceeding or alternative dispute resolution mechanism, or any hearing, inquiry or investigation that Indemnitee in good faith believes might lead to the institution of any such action, suit, proceeding or alternative dispute resolution mechanism, whether civil, criminal, administrative, investigative or other (hereinafter a "Claim") by reason of (or arising in part out of) any event or occurrence related to the fact that Indemnitee is or was a director, officer, employee, agent or fiduciary of the Company, or any subsidiary of the Company, or is or was serving at the request of the Company as a director, officer, employee, agent or fiduciary of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, or by reason of any action or inaction on the part of Indemnitee while serving in such capacity (hereinafter an "Indemnifiable Event") against any and all expenses incurred by or on behalf of Indemnitee (including attorneys' fees and all other costs, expenses and obligations incurred in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to defend, be a witness in or participate in, any such action, suit, proceeding, alternative dispute resolution mechanism, hearing, inquiry or investigation), costs of supersedes and other appeal bonds, judgments, fines, penalties and amounts paid in settlement (if such settlement is approved in advance by the Company, which approval shall not be unreasonably withheld or delayed) of such Claim and any federal, state, local or foreign taxes imposed on Indemnitee as a result of the actual or deemed receipt of any payments under this Agreement (collectively, hereinafter "Expenses"), including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses. The Company shall make such payment of Expenses as soon as practicable but in any event no later than ten (10) days after written demand by Indemnitee therefor is presented to the Company.

(b) Change in Control.

(i)  Determination.  The Company agrees that if there is a Change in Control (as defined in Section 9(c) hereof) of the Company (other than a Change in Control which has been approved by a majority of the Company's Board of Directors who were directors immediately prior to such Change in Control) then, with respect to all matters thereafter arising concerning the rights of Indemnitee to payments of Expenses and Expense Advances under this Agreement or any other agreement or under the Company's Articles of Incorporation or Bylaws as now or hereafter in effect, Independent Legal Counsel (as defined in Section 9(d) hereof) shall be selected by Indemnitee and approved by the Company (which approval shall not be unreasonably withheld or delayed). Such counsel, among other things, shall render its written opinion to the Company’s Board of Directors and Indemnitee as to whether and to what extent Indemnitee would be permitted to be indemnified under applicable law and the Company agrees to abide by such opinion. The Company agrees to pay the reasonable fees of the Independent Legal Counsel referred to above and to fully indemnify such counsel against any and all expenses (including attorneys' fees), claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.

(ii)  Potential Change in Control.  Following the occurrence of any Potential Change in Control (as defined in Section 9(e)), the Company, upon receipt of a written request from Indemnitee, shall create a Trust (the "Trust") for the benefit of Indemnitee, the trustee of which shall be a bank or similar financial institution with trust powers chosen by Indemnitee.  From time to time, upon the written request of Indemnitee, the Company shall fund the Trust in amounts sufficient to satisfy any and all Expenses reasonably anticipated at the time of each such request to be incurred by Indemnitee for which indemnification may be available under this Agreement.  The amount or amounts to be deposited in the Trust pursuant to the foregoing funding obligation shall be determined by mutual agreement of Indemnitee and the Company or, if the Company and Indemnitee are unable to reach such an agreement or, in any event, a Change in Control has occurred, by Independent Legal Counsel (selected pursuant to Section 1(b)(i)).  The terms of the Trust shall provide that, except upon the prior written consent of Indemnitee and the Company, (a) the Trust shall not be revoked or that principal thereof invaded, other than to make payments to unsatisfied judgment creditors of the Company, (b) the Trust shall continue to be funded by the Company in accordance with the funding obligations set forth in this Section, (c) the Trustee shall promptly pay or advance to Indemnitee any amounts to which Indemnitee shall be entitled pursuant to this Agreement, and (d) all unexpended funds in the Trust shall revert to the Company upon a determination by Independent Legal Counsel (selected pursuant to Section 1(b)(i)) or a court of competent jurisdiction that Indemnitee has been fully indemnified under the terms of this Agreement.  All income earned on the assets held in the trust shall be reported as income by the Company for federal, state, local and foreign tax purposes.

(iii)  Expenses.  Following any Change in Control, the Company shall be liable for and shall pay the Expenses paid or incurred by Indemnitee in connection with the making of any determination (irrespective of the determination as to the Indemnitee's entitlement to indemnification) or the prosecution of any Claim pursuant to Section 8.2, and the Company hereby agrees to indemnify and hold Indemnitee harmless therefrom.  If requested by counsel for Indemnitee, the Company shall promptly give such counsel an appropriate written agreement with respect to the payment of its fees and expenses and such other matters as may be reasonably requested by such counsel.

(c) Mandatory Payment of Expenses. Notwithstanding any other provision of this Agreement other than Section 8 hereof, to the extent that Indemnitee has been successful on the merits or otherwise in defense of any proceeding referred to in Section 1(a) of this Agreement, or in defense of any claims, issue or matter herein, including dismissal without prejudice, Indemnitee shall be indemnified against all Expenses actually and reasonably incurred by Indemnitee (or on his behalf) in connection therewith. If Indemnitee is not wholly successful in any proceeding referred to in Section 1(a) of this Agreement, but is successful on the merits or otherwise (including dismissal without prejudice) as to one or more, but less than all claims, issues or matters therein, including dismissal without prejudice, Indemnitee shall be indemnified against all Expenses actually and reasonably incurred by Indemnitee (or on his behalf) in connection with each successfully resolved claim, issue or matter. For purposes of this Section 1(c), and without limitation, the termination of any claim, issue or matter in any proceeding referred to in Section 1 of this Agreement by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.

(d)  Reimbursement of Expenses Following Adjudication of Negligence.  To the fullest extent permitted by applicable law, the Company shall reimburse the Indemnitee for any Expenses (including attorneys' fees) and amounts actually and reasonably incurred or paid by him in connection with the investigation, defense, settlement or appeal of any action or suit described in Section 1(a) hereof that results in an adjudication that the Indemnitee was liable for negligence, gross negligence or recklessness (but not willful misconduct) in the performance of his duty to the Company; provided, however, that the Indemnitee acted in good faith and in a manner he believed to be in the best interests of the Company.

2. Expenses; Indemnification Procedure.

(a) Advancement of Expenses. To the fullest extent permitted by applicable law, the Expenses incurred by Indemnitee pursuant to Section 1(a) of this Agreement in connection with any proceeding or any claim, issue or matter therein shall be paid by the Company in advance (an "Expense Advance") of the final disposition of such proceeding or any claim, issue or matter therein no later than 10 days after receipt by the Company of an undertaking by or on behalf of Indemnitee ("Indemnitee Undertaking") to repay such amount to the extent that it is ultimately determined that Indemnitee is not entitled to be indemnified by the Company. The Indemnitee Undertaking shall be in a form reasonably acceptable to the Company, shall not be secured and shall be interest free.

(b) Notice/Cooperation by Indemnitee. Indemnitee shall, as a condition precedent to Indemnitee's right to be indemnified under this Agreement, give the Company notice in writing as soon as practicable of any Claim made against Indemnitee for which indemnification will or could be sought under this Agreement. Notice to the Company shall be directed to the Company’s Board of Directors at the address shown on the signature page of this Agreement (or such other address as the Company shall designate in writing to Indemnitee). In addition, Indemnitee shall give the Company such information and cooperation as it may reasonably require and as shall be within Indemnitee's power.

(c) Reviewing Party. Upon written request by Indemnitee for indemnification pursuant to Section 2(b) of this Agreement, a determination, if required by applicable law, with respect to Indemnitee's entitlement thereto shall be made in the specific case: (i) if a Change in Control shall have occurred, in the manner set forth in Section 1(b) of this Agreement; or (ii) if a Change in Control shall not have occurred, (A) by a vote of the stockholders of the Company, (B) by the Company’s Board of Directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding, (C) if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so order, by Independent Legal Counsel in a written opinion to the Company’s Board of Directors, or (D) if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by Independent Legal Counsel in a written opinion to the Company’s Board of Directors, a copy of which shall be delivered to Indemnitee; and, if so determined that Indemnitee is entitled to indemnification, payment to Indemnitee shall be made within 10 days after such determination.

(d) Presumptions; Burden of Proof; Effect of Certain Provisions.

(i) In making a determination with respect to entitlement to indemnification hereunder, the person or persons or entity making such determination shall presume that Indemnitee is entitled to indemnification under this Agreement if Indemnitee has submitted a request for indemnification in accordance with Section 2(b) of this Agreement, and the Company shall have the burden of proof in overcoming such presumption by clear and convincing evidence. The termination of any Claim by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law. Further, neither the failure of the Company (including the Company’s Board of Directors or Independent Legal Counsel) to have made a determination prior to the commencement of such action pursuant to this Agreement that indemnification is proper in the circumstances because Indemnitee has met the applicable standard of conduct, nor an actual determination by the Company (including the Company’s Board of Directors or Independent Legal Counsel) that Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that Indemnitee has not met the applicable standard of conduct.

(ii) If the person, persons or entity empowered or selected in accordance with the terms of this Agreement to determine whether Indemnitee is entitled to indemnification shall not have made a determination within 60 days after receipt by the Company of the request therefor, the requisite determination of entitlement to indemnification shall be deemed to have been made and Indemnitee shall be entitled to such indemnification, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee's statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law; provided, however, that such 60-day period may be extended for a reasonable time, not to exceed an additional 30 days, if the person, persons or entity making the determination with respect to entitlement to indemnification in good faith requires such additional time for the obtaining or evaluating of documentation and/or information relating thereto; and provided, further, that the foregoing provisions of this Section 2(d) shall not apply if the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to the terms of this Agreement.

(iii) For purposes of any determination of whether Indemnitee acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal proceeding, Indemnitee had no reasonable cause to believe his conduct was unlawful (collectively, "Good Faith"), Indemnitee shall be deemed to have acted in Good Faith if Indemnitee's action is based on the records or books of account of the Company and any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise of which Indemnitee is or was serving at the request of the Company as a director, officer, employee or agent ("Enterprise"), including financial statements, or on information supplied to Indemnitee by the officers of any Enterprise in the course of their duties, or on the advice of legal counsel for the Enterprise or on information or records given or reports made to the Enterprise by an independent certified public accountant or by an appraiser or other expert selected with the reasonable care by the Enterprise. The provisions of this Section 2(d) shall not be deemed to be exclusive or to limit in any way the other circumstances in which the Indemnitee may be deemed to have met the applicable standard of conduct set forth in this Agreement.

(iv) The knowledge and/or actions, or failure to act, of any director, officer, agent or employee of the Enterprise shall not be imputed to Indemnitee for purposes of determining the right to indemnification under this Agreement.

(v)  If a Change in Control shall have occurred, Indemnitee shall be entitled to a rebuttable presumption that Indemnitee is entitled to indemnification under this Agreement and the Company shall have the burden of proof in rebutting such presumption.

(e) Notice to Insurers.  If, at the time of the receipt by the Company of a notice of a Claim pursuant to Section 2(b) hereof, the Company has liability insurance in effect which may cover such Claim, the Company shall give prompt notice of the commencement of such Claim to the insurers in accordance with the procedures set forth in the respective policies.  The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such action, suit, proceeding, inquiry or investigation in accordance with the terms of such policies.

(f) Selection of Counsel.  In the event the Company shall be obligated hereunder to pay the Expenses of any Claim, the Company, if appropriate, shall be entitled to assume the defense of such Claim with counsel approved by Indemnitee, upon the delivery to Indemnitee of written notice of its election so to do. After delivery of such notice, approval of such counsel by Indemnitee and the retention of such counsel by the Company, the Company will not be liable to Indemnitee under this Agreement for any fees of counsel subsequently incurred by Indemnitee with respect to the same Claim; provided that, (i) Indemnitee shall have the right to employ Indemnitee's counsel in any such Claim at Indemnitee's expense and (ii) if (A) the employment of counsel by Indemnitee has been previously authorized by the Company, (B) Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and Indemnitee in the conduct of any such defense, or (C) the Company shall not continue to retain such counsel to defend such Claim, then the fees and expenses of Indemnitee's counsel shall be at the expense of the Company.

3. Additional Indemnification Rights; Nonexclusivity.

(a) Scope.  The Company hereby agrees to indemnify Indemnitee to the fullest extent permitted by law, notwithstanding that such indemnification is not specifically authorized by the other provisions of this Agreement, the Company's Articles of Incorporation, the Company's Bylaws or by statute. In the event of any change after the date of this Agreement in any applicable law, statute or rule which expands the right of a Delaware corporation to indemnify a member of the Company’s Board of Directors or an officer, employee, agent or fiduciary, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits afforded by such change. In the event of any change in any applicable law, statute or rule which narrows the right of a Delaware corporation to indemnify a member of the Company’s Board of Directors or an officer, employee, agent or fiduciary, such change, to the extent not otherwise required by such law, statute or rule to be applied to this Agreement, shall have no effect on this Agreement or the parties' rights and obligations hereunder except as set forth in Section 7(a) hereunder.

(b) Nonexclusivity.  The indemnification provided by this Agreement shall be in addition to any rights to which Indemnitee may be entitled under the Company's Articles of Incorporation, its Bylaws, any agreement, any vote of stockholders or disinterested directors, the Statute, or otherwise. The indemnification provided under this Agreement shall continue as to Indemnitee for any action taken or not taken while serving in an indemnified capacity even though Indemnitee may have ceased to serve in such capacity.

(c)  Appeals; Enforcement.

(i)  In the event that (a) a determination is made that Indemnitee shall not be entitled to indemnification under this Agreement, (b) any determination to be made by Independent Legal Counsel is not made within 90 days of receipt by the Company of a request for indemnification pursuant to Section 2(b) or (c) the Company fails to otherwise perform any of its obligations under this Agreement (including, without limitation, its obligation to make payments to Indemnitee following any determination made or deemed to have been made that such payments are appropriate), Indemnitee shall have the right to commence a Claim in any court of competent jurisdiction, as appropriate, to seek a determination by the court, to challenge or appeal any determination which has been made, or to otherwise enforce this Agreement.  If a Change of Control shall have occurred, Indemnitee shall have the option to have any such Claim conducted by a single arbitrator pursuant to the rules of the American Arbitration Association.  Any such judicial proceeding challenging or appealing any determination shall be deemed to be conducted de novo and without prejudice by reason of any prior determination to the effect that Indemnitee is not entitled to indemnification under this Agreement.  Any such Claim shall be at the sole expense of Indemnitee except as provided in Section 1(b)(iii).

(ii)  If a determination shall have been made or deemed to have been made pursuant to this Agreement that Indemnitee is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding or arbitration commenced pursuant to this Section 3(c), except if such indemnification is unlawful.

(iii)  The Company shall be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section 3(c) that the procedures and presumptions of this Agreement are not valid, biding and enforceable and shall stipulate in any such court or before any such arbitrator that the Company is bound by all the provisions of this Agreement.  The Company hereby consents to service of process and to appear in any such judicial or arbitration proceedings and shall not oppose Indemnitee's right to commence any such proceedings.

4. No Duplication of Payments.  The Company shall not be liable under this Agreement to make any payment in connection with any Claim made against Indemnitee to the extent Indemnitee has otherwise actually received payment (under any insurance policy, Articles of Incorporation, Bylaw or otherwise) of the amounts otherwise indemnifiable hereunder.

5. Partial Indemnification.  If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of Expenses incurred in connection with any Claim, but not, however, for all of the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion of such Expenses to which Indemnitee is entitled.

6. Liability Insurance.  To the extent the Company maintains liability insurance applicable to directors, officers, employees, agents or fiduciaries, Indemnitee shall be covered by such policies in such a manner as to provide Indemnitee the same rights and benefits as are accorded to the most favorably insured of the Company's directors, if Indemnitee is a director; or of the Company's officers, if Indemnitee is not a director of the Company but is an officer; or of the Company's key employees, agents or fiduciaries, if Indemnitee is not an officer or director but is a key employee, agent or fiduciary.

7. Exceptions.  Except where so ordered by a court of competent jurisdiction, any other provision herein to the contrary notwithstanding, the Company shall not be obligated pursuant to the terms of this Agreement:

(a) Excluded Action or Omissions.  To indemnify Indemnitee for acts, omissions or transactions from which Indemnitee may not be relieved of liability under applicable law;

(b) Claims Initiated by Indemnitee.  To indemnify or advance expenses to Indemnitee with respect to Claims initiated or brought voluntarily by Indemnitee and not by way of defense, except (i) with respect to actions or proceedings brought to establish or enforce a right to indemnification under this Agreement or any other agreement or insurance policy or under the Company's Articles of Incorporation or Bylaws now or hereafter in effect relating to Claims for Indemnifiable Events, (ii) in specific cases if the Company’s Board of Directors has approved the initiation or bringing of such Claim, (iii) as otherwise required under Section 145 (or other applicable code section) of the Statute, or (iv) in actions involving a counterclaim, interpleader, or third party claim, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, advance expense payment or insurance recovery, as the case may be;

(c) Lack of Good Faith.  To indemnify Indemnitee for any expenses incurred by Indemnitee with respect to any proceeding instituted by Indemnitee to enforce or interpret this Agreement, if a court of competent jurisdiction determines that each of the material assertions made by Indemnitee in such proceeding was not made in good faith or was frivolous; or

(d) Claims Under Section 16(b). To indemnify Indemnitee for expenses and the payment of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 16(b) of the Securities Exchange Act of 1934, as amended, or any similar successor statute.

(e) Claims under Sarbanes-Oxley Act of 2002. To indemnify Indemnitee for any reimbursement of the Company by Indemnitee of any bonus or other incentive-based or equity-based compensation or of any profits realized by Indemnitee from the sale of securities of the Company, as required in each case under the Exchange Act (including any such reimbursements that arise from an accounting restatement of the Company pursuant to Section 304 of the Sarbanes-Oxley Act of 2002, or the payment to the Company of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 306 of the Sarbanes-Oxley Act of 2002).

8. Period of Limitations. No legal action shall be brought and no cause of action shall be asserted by or in the right of the Company against Indemnitee, Indemnitee's estate, spouse, heirs, executors or personal or legal representatives after the expiration of two years from the date of accrual of such cause of action, and any claim or cause of action of the Company shall be extinguished and deemed released unless asserted by the timely filing of a legal action within such two-year period; provided, however, that if any shorter period of limitations is otherwise applicable to any such cause of action, such shorter period shall govern.

9. Construction of Certain Phrases.

(a) For purposes of this Agreement, references to the "Company" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees, agents or fiduciaries, so that if Indemnitee is or was a director, officer, employee, agent or fiduciary of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee, agent or fiduciary of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, Indemnitee shall stand in the same position under the provisions of this Agreement with respect to the resulting or surviving corporation as Indemnitee would have with respect to such constituent corporation if its separate existence had continued.

(b) For purposes of this Agreement, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on Indemnitee with respect to an employee benefit plan; and references to "serving at the request of the Company" shall include any service as a director, officer, employee, agent or fiduciary of the Company which imposes duties on, or involves services by, such director, officer, employee, agent or fiduciary with respect to an employee benefit plan, its participants or its beneficiaries; and if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan, Indemnitee shall be deemed to have acted in a manner "not opposed to the best interests of the Company" as referred to in this Agreement.

(c) For purposes of this Agreement a "Change in Control" shall be deemed to have occurred if (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing more than 50% of the total voting power represented by the Company's then outstanding Voting Securities (as defined below), (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Company’s Board of Directors and any new director whose election by the Company’s Board of Directors or nomination for election by the Company's was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof, or (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation other than a merger or consolidation which would result in the Voting Securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity) at least 50% of the total voting power represented by the Voting Securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of (in one transaction or a series of transactions) all or substantially all of the Company's assets.

(d) For purposes of this Agreement, "Independent Legal Counsel" shall mean an attorney or firm of attorneys, selected in accordance with the provisions of Section 2(c) hereof, who shall not have otherwise performed services for the Company, the Indemnitee or any officer, director, subsidiary or other affiliate thereof within the last five years (other than with respect to matters concerning the rights of Indemnitee under this Agreement, or of other indemnitees under similar indemnity agreements) and who shall be experienced in matters of corporate law. The Company shall be responsible for any and all fees and expenses of the Independent Legal Counsel.

(e)  For purposes of this Agreement "Potential Change in Control" shall be deemed to have occurred if (a) the Company enters into an agreement or arrangement the consummation of which would result in the occurrence of a Change in Control, (b) any person (including the Company) publicly announces an intention to take or to consider taking actions which if consummated would constitute a Change in Control or (c) the Company’s Board of Directors adopts a resolution to the effect that, for purposes of this Agreement, a Potential Change in Control has occurred.

(f) For purposes of this Agreement, a "Reviewing Party" shall mean any appropriate person or body consisting of the stockholders of the Company, the Company's Board of Directors, or Independent Legal Counsel, as set forth in Section 2(c) of this Agreement in accordance with section 145 (or any successor provision) of the Statute.

(g) For purposes of this Agreement, "Voting Securities" shall mean any securities of the Company that vote generally in the election of directors.

10.  Contribution.  If the indemnification provisions of this Agreement should be unenforceable under applicable law in whole or in part or insufficient to hold Indemnitee harmless in respect of any Expenses incurred by Indemnitee, then for purposes of this Section 10, the Company shall be treated as if it were, or was threatened to be made, a party defendant to the subject Claim and the Company shall contribute to the amounts paid or payable by Indemnitee as a result of such Expenses incurred by Indemnitee in such proportion as is appropriate to reflect the relative benefits accruing to the Company on the one hand and Indemnitee on the other and the relative fault of the Company on the one hand and Indemnitee on the other in connection with such Claim, as well as any other relevant equitable considerations.  For purposes of this Section 10 the relative benefit of the Company shall be deemed to be the benefits accruing to it and to al of its directors, officers, employees and agents (other than Indemnitee) on the one hand, as a group and treated as one entity, and the relative benefit of Indemnitee shall be deemed to be an amount not greater than the Indemnitee's yearly base salary or Indemnitee's compensation from the Company during the first year in which the Indemnifiable Event forming the basis for the subject Claim was alleged to have occurred.  The relative fault shall be determined by reference to, among other things, the fault of the Company and all of its directors, officers, employees and agents (other than Indemnitee) on the one hand, as a group and treated as one entity, and Indemnitee's and such group's relative intent, knowledge, access to information and opportunity to have altered or prevented the Indemnifiable Event forming the basis for the subject Claim.

11.  Nondisclosure of Payments.  Except as expressly required by Federal securities laws, neither party shall disclose any payments under this Agreement unless prior approval of the other party is obtained.  Any payments to the Indemnitee that must be disclosed shall, unless otherwise required by law, be described only in Company proxy or information statements relating to special and/or annual meetings of the Company's stockholders, and the Company shall afford the Indemnitee the reasonable opportunity to review all such disclosures and, if requested, to explain in such statement any mitigating circumstances regarding the events reported.

12.  Covenant Not to Sue, Limitation of Actions and Release of Claims.  No legal action shall be brought and no cause of action shall be asserted by or on behalf of the Company (or any of its subsidiaries) against the Indemnitee, his spouse, heirs, executors, personal representatives or administrators after the expiration of two years from the date the Indemnitee ceases (for any reason) to serve as either an officer or a director of the Company, and any claim or cause of action of the Company (or any of its subsidiaries) shall be extinguished and deemed released unless asserted by filing of a legal action within such two-year period.

13.  Indemnification of Indemnitee's Estate.  Notwithstanding any other provision of this Agreement, and regardless whether indemnification of the Indemnitee would be permitted and/or required under this Agreement, if the Indemnitee is deceased, the Company shall indemnify and hold harmless the Indemnitee's estate, spouse, heirs, administrators, personal representatives and executors (collectively, the "Indemnitee's Estate") against, and the Company shall assume, any and all claims, damages, expenses (including attorneys' fees), penalties, judgments, fines and amounts paid in settlement actually incurred by the Indemnitee or the Indemnitee's Estate in connection with the investigation, defense, settlement or appeal of any action described in Section 1 hereof.  Indemnification of the Indemnitee's Estate pursuant to this Section 13 shall be mandatory and not require a Determination or any other finding that the Indemnitee's conduct satisfied a particular standard of conduct.

14. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall constitute an original.

15. Binding Effect; Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors, assigns, including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Company, spouses, heirs, and personal and legal representatives.  The Company shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation or otherwise) to all, substantially all, or a substantial part, of the business and/or assets of the Company, by written agreement in form and substance satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place. This Agreement shall continue in effect regardless of whether Indemnitee continues to serve as a director, officer, employee, agent or fiduciary of the Company or of any other enterprise at the Company's request.

16. Attorneys' Fees.  In the event that any action is instituted by Indemnitee under this Agreement or under any liability insurance policies maintained by the Company to enforce or interpret any of the terms hereof or thereof, Indemnitee shall be entitled to be paid all Expenses incurred by Indemnitee with respect to such action, regardless of whether Indemnitee is ultimately successful in such action, and shall be entitled to the advancement of Expenses with respect to such action, unless, as a part of such action, a court of competent jurisdiction over such action determines that each of the material assertions made by Indemnitee as a basis for such action was not made in good faith or was frivolous. In the event of an action instituted by or in the name of the Company under this Agreement to enforce or interpret any of the terms of this Agreement, Indemnitee shall be entitled to be paid all Expenses incurred by Indemnitee in defense of such action (including costs and expenses incurred with respect to Indemnitee's counterclaims and cross-claims made in such action), and shall be entitled to the advancement of Expenses with respect to such action, unless, as a part of such action, a court having jurisdiction over such action determines that each of Indemnitee's material defenses to such action was made in bad faith or was frivolous.

17. Notice.  All notices and other communications required or permitted hereunder shall be in writing, shall be effective when given, and shall in any event be deemed to be given (a) five calendar days after deposit with the U.S. Postal Service or other applicable postal service, if delivered by first class mail, postage prepaid, (b) upon delivery, if delivered by hand, (c) one business day after the business day of deposit with Federal Express or similar overnight courier, freight prepaid, or (d) one calendar day after the business day of delivery by facsimile transmission, if delivered by facsimile transmission with copy by first class mail, postage prepaid, and shall be addressed if to the Indemnitee, at the Indemnitee's address as set forth beneath his signature to this Agreement and if to the Company at the address of its principal corporate offices (attention: Secretary) or at such other address as such party may designate by ten calendar days' advance written notice to the other party hereto.

18. Consent to Jurisdiction.  The Company and Indemnitee each hereby irrevocably consent to the jurisdiction of the courts of the State of New York for all purposes in connection with any action or proceeding which arises out of or relates to this Agreement and agree that any action instituted under this Agreement shall be commenced, prosecuted and continued only in the court of competent jurisdiction of the State of New York, which shall be the exclusive and only proper forum for adjudicating such a claim.

19. Severability.  The provisions of this Agreement shall be severable in the event that any of the provisions hereof (including any provision within a single section, paragraph or sentence) are held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, and the remaining provisions shall remain enforceable to the fullest extent permitted by law. Furthermore, to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of this Agreement containing any provision held to be invalid, void or otherwise unenforceable, that is not itself invalid, void or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

20. Choice of Law.  This Agreement shall be governed by and its provisions construed and enforced in accordance with the laws of the State of Delaware, as applied to contracts between Delaware residents, entered into and to be performed entirely within the State of Delaware, without regard to the conflict of laws principles thereof.

21. Subrogation.  In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all documents required and shall do all acts that may be necessary to secure such rights and to enable the Company effectively to bring suit to enforce such rights.

22. Amendment and Termination. No amendment, modification, termination or cancellation of this Agreement shall be effective unless it is in writing signed by both the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

23. Integration and Entire Agreement. This Agreement sets forth the entire understanding between the parties hereto and supersedes and merges all previous written and oral negotiations, commitments, understandings and agreements relating to the subject matter hereof between the parties hereto.

24. No Construction as Employment Agreement.  Nothing contained in this Agreement shall be construed as giving Indemnitee any right to be retained in the employ of the Company or any of its subsidiaries.

25.  Effective Date.  The provisions of this Agreement shall cover claims, actions, suits and proceedings whether now pending or hereafter commenced and shall be retroactive to cover acts or omissions or alleged acts or omissions which heretofore have taken place.

IN WITNESS WHEREOF, the parties hereto have executed this Indemnification Agreement as of the date first above written.

EPOCH HOLDING CORPORATION, a Delaware corporation

By
Name: Timothy T. Taussig
Title: President & Chief Operating Officer

AGREED TO AND ACCEPTED BY:

Name:
Title: